[CONFORMED COPY]


                        FIRST AMENDMENT TO
                         CREDIT AGREEMENT


     This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of October 14, 1993 (this "Amendatory Agreement"), among WARNACO INC. (the "Borrower"), the various financial institutions signatories hereto (the "Lenders") and THE BANK OF NOVA SCOTIA, as agent (the "Agent") for the Lenders,


                       W I T N E S S E T H:


     WHEREAS, the Borrower, the Lenders and the Agent are parties to a Credit Agreement, dated as of July 16, 1993 (as amended or otherwise modified to the date hereof, the "Existing Credit
Agreement");

     WHEREAS, the Borrower has requested that the Lenders amend the Existing Credit Agreement in certain respects; and

     WHEREAS, the Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Existing Credit Agreement in certain respects as provided below (the Existing Credit Agreement, as so amended by this Amendatory Agreement, being referred to as the "Credit Agreement");

     NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:


                              PART I
                           DEFINITIONS

     SUBPART 1.1.  Certain Definitions.  The following terms
(whether or not underscored) when used in this Amendatory
Agreement shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

     "Agent" is defined in the preamble.

     "Amendatory Agreement" is defined in the preamble.

     "Amendment No. 1" is defined in Subpart 3.1.

     "Borrower" is defined in the preamble.











     "Credit Agreement" is defined in the third recital.

     "Existing Credit Agreement" is defined in the first recital.

     "First Amendment Effective Date" is defined in Subpart 3.1.

     "Lenders" is defined in the preamble.

     SUBPART 1.2. Other Definitions. Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendatory Agreement with such meanings.


                             PART II
                        AMENDMENTS TO THE
                    EXISTING CREDIT AGREEMENT

     Effective on (and subject to the occurrence of) the First
Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with Subpart 2.1 through Subpart 2.8;
except as so amended, the Existing Credit Agreement shall continue in full force and effect.

     SUBPART 2.1.  Amendments to Article I.  Article I of the
Existing Credit Agreement is hereby amended in accordance with Subparts 2.1.1 through 2.1.2.

     SUBPART 2.1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in such
Section in the appropriate alphabetical sequence:

     "Amendment No. 1" means the First Amendment, dated as of October 14, 1993, to this Agreement among the Borrower, the Lenders and the Agent.

     "Applicable Margin" means a percentage per annum determined by reference to the Implied Debt Rating as set forth below:

     Implied Debt Rating   Base Rate Loans   LIBO Rate Loans

     BB or Below                0.500%            1.500%
     BB+                        0.250%            1.250%
     BBB-                       0.000%            0.875%
     BBB or Above               0.000%            0.750%

     The Applicable margin shall be determined by reference to the Implied Debt Rating in effect from time to time; provided, however, that no change in the Applicable Margin shall be effective until three Business Days


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     after the date on which the Agent receives evidence
     reasonably satisfactory to it from Group or the Borrower that a new Implied Debt Rating is in effect. In the event that at any time no Implied Debt Rating shall be in effect, the Applicable Margin shall be 0.500% for each Base Rate Loan and 1.500% for each LIBO Rate Loan.

          "Collateral Agent" is defined in the U.S. Credit
     Agreement.

          "First Amendment Effective Date" is defined in
     Subpart 3.1 of Amendment No. 2.

          "Group" means The Warnaco Group, Inc., a Delaware corporation.

          "Implied Debt Rating" means the rating assigned by S&P to Group's "implied senior debt" from time to time, as notified to Group by S&P in its letter dated July 30, 1993 or any subsequent letter issued by S&P or, if such rating is unavailable, the equivalent rating assigned by Moody's to Group's "implied senior debt", as notified in writing to Group by Moody's. For purposes of this Agreement, the following is the equivalent rating by Moody's for each rating by S&P:

                    S&P                 Moody's

                    BB                  Ba2
                    BB+                 Ba1
                    BBB-                Baa3
                    BBB                 Baa2

     The Lenders acknowledge and agree that the Implied Debt Rating as of the First Amendment Effective Date is BB+, and that from and after the First Amendment Effective Date interest and all other fees and amounts calculated by reference to the Implied Debt Rating shall be calculated after giving effect to such Implied Debt Rating.

     "Moody's" means Moody's Investors Service, Inc.

     "S&P" means Standard & Poor's Corporation.

     SUBPART 2.1.2. Section 1.1 of the Existing Credit Agreement is hereby further amended as follows:

          (a) the definition of "Commitment Termination Event" is hereby amended in its entirety to read as follows:



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          "'Commitment Termination Event'" means

               (a) the occurrence of any event or condition described in clause (f) of Section 6.01 of the U.S.
          Credit Agreement;

               (b)  the occurrence and continuance of any other
          Event of Default and either

                    (i)  the declaration of the Loans to be due
               and payable pursuant to Section 9.3, or

                    (ii) in the absence of such declaration, the giving of notice by the Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated; or

               (c)  the termination of, or any refinancing,
          refunding, replacement, renewal or restatement of, the U.S. Credit Agreement.";

          (b) the definition of "Intercreditor Agreement" is hereby amended in its entirety to read as follows:

               "`Intercreditor Agreement' means the Intercreditor
          Agreement, dated as of October 14, 1993, between the Agent and Citicorp USA, Inc., in substantially the form of Annex 1 to Amendment No. 2.";

          (c) the definition of "Loan Commitment Amount" is hereby amended in its entirety to read as follows:

               "`Loan Commitment Amount' means $20,000,000, as such amount may be reduced by Section 2.2. Notwithstanding anything to the contrary contained in this Agreement (including Section 2.1.3) in no event shall Scotiabank be required to make any Loans if and to the extent that, after giving effect to such Loans (and any adjustments to Scotiabank's Percentage (and its resulting pro rata portion of Letter of Credit Outstandings) required pursuant to the terms of this Agreement), the aggregate outstanding principal amount of Loans made by Scotiabank together with Scotiabank's Percentage of Letter of Credit Outstandings would exceed $40,000,000.";

          (d) the definition of "Loan Document" is hereby amended in its entirety to read as follows:

               "`Loan Document' means this Agreement, each Note, the Tradexpress Agreement, the Security Agreement and


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          each other agreement, document or instrument delivered
          in connection with this Agreement (including each guaranty, mortgage and each other collateral security agreement and pledge agreement delivered on (or, pursuant to clauses (p) and (q) of Section 5.01 of the U.S. Credit Agreement, after) the Second Amendment Effective Date which grants in favor of, inter alia, the Collateral Agent for the benefit of (or grants directly to) the RL Lenders a security interest in the Borrower's, any of its Subsidiaries' or Group's assets), whether or not specifically mentioned herein.";

          (e) the definition of "Stated Maturity Date" is hereby amended in its entirety to read as follows:

               "'Stated Maturity Date'" means, in the case of any Loan, the date that is 60 days after the Loan Commitment Termination Date; provided, however, that in the case of a Commitment Termination Event of the type described in clause (c) of the definition of "Commitment Termination Event", the Stated Maturity Date shall be the date on which such event occurs."; and

          (f) the definition of "U.S. Credit Agreement" is hereby amended in its entirety to read as follows:

               "`U.S. Credit Agreement' means the Credit
          Agreement, dated as of October 14, 1993, among the Borrower, The Warnaco Group, Inc., the Banks named therein, The Bank of Nova Scotia and Citicorp USA, Inc., as Managing Agents, Citicorp USA, Inc., as Documentation Agent and Collateral Agent, and The Bank of Nova Scotia, as Paying Agent, Swing Line Bank and an Issuing Bank, as such agreement was in effect on the Second Amendment Effective Date, and as further amended, restated or waived from time to time with the consent of the Required Lenders hereunder solely for purposes of this Agreement, and regardless of whether such U.S. Credit Agreement is terminated, unless in connection with such termination a replacement credit facility satisfactory to the Required Lenders hereunder is entered into in which case, the affirmative and negative covenants in such facility shall become the subject of this Agreement."

     SUBPART 2.2.  Amendments to Article III.  Article III of the
Existing Credit Agreement is hereby amended in accordance with Subparts 2.2.1 through 2.2.2.



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     SUBPART 2.2.1.  Clauses (a) and (b) of Section 3.2.1 of the
Existing Credit Agreement are hereby amended in their entirety to read as follows:

               "(a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin in effect from time to time; or

               (b) on that portion maintained as a LIBO Rate Loan (whether made pursuant to clause (a) or clause (b) of Section 2.3), during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin in effect from time to time."

     SUBPART 2.2.2.  Section 3.3.1 of the Existing Credit
Agreement is hereby amended in its entirety to read as follows:

          "SECTION 3.3.1 Letter of Credit Face Amount Fee. The Borrower agrees to pay to the Agent, for the account of the Lenders, a fee for each Letter of Credit for the period from and including the date of the issuance of such Letter of Credit to (but not including) the earlier of (a) the date upon which such Letter of Credit expires and (b) the date upon which the Stated Amount of such Letter of Credit is irrevocably reduced to zero (by the making of a Disbursement by the Issuer or otherwise), at the rates per annum determined by reference to the Implied Debt Rating in effect from time to time as set forth below; (provided, however, that no change in the rate for Letters of Credit shall be effective until three Business Days after the date on which the Agent receives evidence reasonably satisfactory to it from Group or the Borrower that a new Implied Debt Rating is in effect):

                                       Rate for
     Implied Debt Rating           Letters of Credit

     BB or below                        1.000%
     BB+                                0.750%
     BBB-                               0.500%
     BBB or above                       0.500%

     In the event that at any time no Implied Debt Rating shall be in effect, the applicable rate per annum for purposes of determining the letter of credit fees provided for hereunder shall be 1.000% for documentary Letters of Credit. Such fee shall be payable by the Borrower in arrears on each Monthly Payment Date, and on the Letter of Credit Commitment


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     Termination Date for any period then ending for which such fee shall not theretofore have been paid, commencing on the first such date after the issuance of such Letter of Credit."

     SUBPART 2.3.  Amendment to Article IV.  Article IV of the
Existing Credit Agreement is hereby amended in accordance with Subpart 2.3.1.

     SUBPART 2.3.1. The first sentence of Section 4.7 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          "Upon (i) the occurrence of any Commitment Termination Event of the type described in clause (c) of the definition of "Commitment Termination Event", (ii) the occurrence and during the continuation of any event or condition specified in clause (f) of Section 6.01 of the U.S. Credit Agreement, or (iii) the occurrence and during the continuance of any other Event of Default,

          (a) an amount equal to that portion of Letter of Credit Outstandings attributable to outstanding and undrawn Letters of Credit shall, without demand upon or notice to the Borrower, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed), and

          (b) upon notification by the Issuer to the Agent and the Borrower of its obligations under this Section, the Borrower shall be immediately obligated to reimburse the Issuer the amount deemed to have been so paid or disbursed by the Issuer.

     SUBPART 2.4.  Amendment to Article V.  Article V of the
Existing Credit Agreement is hereby amended in accordance with Subpart 2.4.1.

     SUBPART 2.4.1. Section 5.9 of the Existing Credit Agreement is hereby amended by deleting the references to "clauses (f) and
(g) of Section 10.1 of the U.S. Credit Agreement" appearing in the second and third lines of such Section, and inserting "clause
(f) of Section 6.01 of the U.S. Credit Agreement" in place thereof.

     SUBPART 2.5.  Amendment to Article VI.  Article VI of the
Existing Credit Agreement is hereby amended in accordance with Subpart 2.5.1.




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     SUBPART 2.5.1.  Clauses (b) and (c) of Section 6.2.1 of the
Existing Credit Agreement are hereby amended in their entirety to read as follows:

               "(b) no event of default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an event of default shall have occurred and be continuing in the performance of any affirmative and negative covenants contained in Article V of the U.S. Credit Agreement and regardless of whether such U.S. Credit Agreement is terminated, unless in connection with such termination a replacement credit facility which the Required Lenders hereunder have approved is entered into in which case, the affirmative and negative covenants in such facility shall become the subject of this clause
          (b); and

               (c)  none of the events described in clauses (a),
          (e), (f), (g), (h), (k), (l), (m) or (n) of Section
          6.01 of the U.S. Credit Agreement (without giving effect to any termination of the U.S. Credit Agreement, unless in connection with such termination a replacement credit facility to which the Required Lenders hereunder have approved, in which case the analogous provisions of such replacement credit facility shall become the subject of this clause (c)), shall have occurred and be continuing."

     SUBPART 2.6. Amendments to Article VIII. Article VIII of the Existing Credit Agreement is hereby amended in accordance with Subparts 2.6.1 through 2.6.4.

     SUBPART 2.6.1.  Section 8.1.3 of the Existing Credit
Agreement is hereby amended in its entirety to read as follows:

          "SECTION 8.1.3. Security. The Borrower covenants and agrees

               (a) to give to the Agent, for the benefit of the Lender Parties (as defined in the Security Agreement), solely to secure the Borrower's obligation to reimburse the Issuer for Disbursements under a Letter of Credit (and to pay fees in respect of such Letter of Credit), from time to time a security interest in all documents of title (including bills of lading, air way bills, ocean bills, warehouse receipts and other documents, instruments and other evidence of title) issued in respect of Goods (as such term is defined in the Security Agreement) relating to such Letter of Credit



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          and all contracts, contract rights and policies or
          certificates of insurance specifically relating to such Goods relating to such Letter of Credit; and

               (b) to grant to Agent, or to the Collateral Agent (as defined in the U.S. Credit Agreement) for the benefit of, inter alia, the RL Lenders, to secure all of the Borrower's Obligations in respect of RL Loans hereunder, a Lien on and security interest in all assets in which a Lien was (or in the future may be) granted in favor of the parties to the U.S. Credit Agreement, with the Lien and security interest in favor of the Agent and the RL Lenders described in this clause to be pari passu with the Lien and security interest granted in favor of the parties to the U.S. Credit Agreement, all on terms reasonably satisfactory to the Agent, together with guaranties from each Person that delivers a guaranty pursuant to the terms of the U.S. Credit Agreement."

     SUBPART 2.6.2.  Section 8.1.5 of the Existing Credit
Agreement is hereby amended in its entirety to read as follows:

          "SECTION 8.1.5. Possession, etc. Until payment by the Borrower to the Agent of all Obligations with respect to a particular Letter of Credit, the Agent, on behalf of the Lenders, shall have the absolute right and title to and the unqualified right to the possession and disposal of the Goods covered by such Letter of Credit, to the extent not theretofore released to the Borrower on trust or bailee receipt or otherwise, and all documents of title (including bills of lading, air way bills, ocean bills, warehouse receipts and other documents, instruments or other evidence of title) issued in respect of the Goods relating to such Letter of Credit, all contracts, contract rights and policies or certificates of insurance specifically relating to such Goods under such Letter of Credit (all of the foregoing shall be referred to herein as the "Subject Property" under such Letter of Credit) and shall be entitled to exercise all rights as an unpaid seller of such Subject Property."

     SUBPART 2.6.3.  Section 8.1.8 of the Existing Credit
Agreement is hereby amended in its entirety to read as follows:

          "SECTION 8.1.8 Sale Upon Default. As more fully set forth in the Security Agreement, the Borrower agrees that the Agent, on behalf of the Lenders, whenever in its discretion it deems it necessary for its protection, so long as the Borrower is in default of its repayment Obligations under a Letter of Credit (after giving effect to any grace


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     period), may, without regard to the maturity of any of the other Obligations, and with notice to the Borrower of not less than 24 hours, sell by public or private sale or realize in such other manner as the Agent thinks fit all or any of the Goods in respect of such Letter of Credit, before or after arrival and to the extent not theretofore released to the Borrower on trust or bailee receipt or otherwise, upon such terms and conditions and for such price in money or other consideration as the Agent thinks fit; and the Borrower covenants that any moneys received by the Agent as proceeds of any such sale, after deduction of all fees and expenses in connection therewith which with interest shall be borne by the Borrower, shall be applied against the Obligations in respect of such Letter of Credit and the Borrower shall remain liable for and covenants to pay to the Agent (for the benefit of the Lenders) on demand the balance of the Obligations in respect of such Letter of Credit."

     SUBPART 2.6.4.  Section 8.1.9 of the Existing Credit
Agreement is hereby deleted in its entirety.

     SUBPART 2.7.  Amendments to Article IX.  Article IX of the
Existing Credit Agreement is hereby amended in accordance with Subparts 2.7.1 through 2.7.3.

     SUBPART 2.7.1.  Section 9.1.5 of the Existing Credit
Agreement is hereby amended by deleting the reference to "Section
10.1" appearing in the fifth line of such Section, and inserting
"Sections 6.01 or 6.02" in place thereof.

     SUBPART 2.7.2.  Section 9.1.6 of the Existing Credit
Agreement is hereby amended by deleting the reference to "clauses
(f) or (g) of Section 10.1" appearing in the second line of such Section, and inserting "clause (f) of Section 6.01" in place thereof.

     SUBPART 2.7.3.  Section 9.1.7 of the Existing Credit
Agreement is hereby amended in its entirety to read as follows:

          "SECTION 9.1.7. Impairment of Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with clause (b)(ii) of Section 2.05 of the U.S. Credit Agreement), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the obligor that is a party thereto; the Borrower or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability (except as aforesaid); or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien (except as aforesaid), subject only to those exceptions


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     expressly permitted by a Loan Document or pursuant to the
     Intercreditor Agreement."



     SUBPART 2.8. Global Amendment to Existing Credit Agreement and Loan Documents. The Existing Credit Agreement and each Loan
Document is hereby amended by

          (a) deleting each reference to the "Agent under the U.S. Credit Agreement" (and similar references to such agent), and substituting the "Collateral Agent" in place thereof; and

          (b)  deleting each reference to "clauses (f) or (g) of
     Section 10.1 of the U.S. Credit Agreement", and substituting
     "clause (f) of Section 6.01 of the U.S. Credit Agreement" in place thereof.


                             PART III
                   CONDITIONS TO EFFECTIVENESS

     SUBPART 3.1.  Second Amendment Effective Date.  This
Amendatory Agreement (and the amendments and modifications contained herein) shall become effective, and shall thereafter be referred to as "Amendment No. 2", on the date (the "Second
Amendment Effective Date") when all of the conditions set forth in this Subpart 3.1 have been satisfied.

     SUBPART 3.1.1. Execution of Counterparts. The Agent shall have received counterparts of this Amendatory Agreement, duly executed and delivered on behalf of the Borrower, the Agent and each Lender.

     SUBPART 3.1.2. Intercreditor Agreement. The Agent shall have received a copy of the Intercreditor Agreement, substantially in the form of Annex I hereto, duly executed and delivered by the parties thereto.

     SUBPART 3.1.3. Consummation of Refinancing. The Agent shall have received evidence satisfactory to it that the conditions to the effectiveness of the U.S. Credit Agreement have been satisfied (or waived, pursuant to the terms thereof), and that such U.S. Credit Agreement has refinanced all obligations theretofore outstanding under the credit agreement, dated as of March 26, 1992, as amended and restated as of October 1, 1992 (and as further amended or otherwise modified, the "Original U.S. Credit Agreement"), among General Electric Capital Corporation, as agent, certain financial institutions parties thereto, the Borrower and Group.


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     SUBPART 3.1.4.  The Agent shall have received copies of each agreement required to be delivered pursuant to clauses (e)(ii),
(e)(iii), (e)(iv), (e)(vi), (e)(viii), (e)(ix) and (e)(x) of
Section 3.01 of the U.S. Credit Agreement, duly executed and delivered by each of the parties thereto, in form and substance satisfactory to the Agent (including as to naming the RL Lenders as secured parties, where applicable).

     SUBPART 3.1.5. Opinions. The Agent shall have received executed copies of each of the opinions required to be delivered pursuant to clauses (e)(xviii) and (e)(xix) of Section 3.01 of the U.S. Credit Agreement, naming the RL Lender as addressee.

     SUBPART 3.1.6.  Legal Details, etc.   All documents executed
or submitted pursuant hereto shall be satisfactory in form and substance to the Agent and its counsel. The Agent and its counsel shall have received all information and such counterpart originals or such certified or other copies or such materials, as the Agent or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendatory Agreement shall be satisfactory to the Agent and its counsel.

                             PART IV
                          MISCELLANEOUS

     SUBPART 4.1.  Cross-References.  References in this
Amendatory Agreement to any Part or Subpart are, unless otherwise specified or otherwise required by the context, to such Part or Subpart of this Amendatory Agreement.

     SUBPART 4.2. Loan Document Pursuant to Existing Credit Agreement. This Amendatory Agreement is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement.

     SUBPART 4.3.  Successors and Assigns.  This Amendatory
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SUBPART 4.4. Counterparts. This Amendatory Agreement may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SUBPART 4.5.  Governing Law.  THIS AMENDATORY AGREEMENT
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
INTERNAL LAWS OF THE STATE OF NEW YORK.



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     SUBPART 4.6.  Consent to New U.S. Credit Agreement.  By its
signature below each Lender hereby consents to the Borrower terminating the Original U.S. Credit Agreement, and approves of the terms of the U.S. Credit Agreement being entered into by the Borrower, Group and others on the date hereof.

     SUBPART 4.7. Waiver of Certain Provisions, etc. The Lenders hereby waive any Default or Event of Default under the Existing Credit Agreement (including Section 9.1.7 thereof) and each Loan Document caused by the release and termination by General Electric Capital Corporation as agent under the U.S. Credit Agreement (as in effect immediately prior to the Second Amendment Effective Date) on the Second Amendment Effective Date of all liens (including any Liens) and security interests in the collateral securing the Obligations.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendatory Agreement to be executed by their respective officers as of the day and year first above written.

                                  WARNACO INC.


                                  By  /s/ William S. Finklestein
                                    Title:  Senior Vice President


                                  THE BANK OF NOVA SCOTIA,
                                     as Agent and as Lender


                                  By  /s/ Terry K. Fryett
                                    Title:  Vice President


                                  MITSUI NEVITT CAPITAL CORPORATION


                                  By  /s/ Jerry Parisi
                                    Title:  Vice President


                                  SOCIETE GENERALE, NEW YORK BRANCH


                                  By  /s/ Jan Wertlieb
                                    Title:  Vice President






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